Exhibit 99.1

TURTLE BEACH REPORTS THIRD QUARTER 2022 RESULTS

White Plains, NY – November 3, 2022 – Leading gaming accessory maker Turtle Beach Corporation (Nasdaq: HEAR), reported financial results for the third quarter ended September 30, 2022.

Third Quarter Summary vs Year-Ago Period:

•
Third quarter net revenue was $51.3 million, compared to $85.3 million a year ago, where the Company reported its second-highest third quarter;
•
Third quarter net loss was $(12.0) million, or $(0.73) per diluted share, compared to net income of $2.6 million, or $0.14 per diluted share, a year ago;
•
Third quarter adjusted EBITDA loss was $(6.9) million compared to adjusted EBITDA of $6.7 million a year ago, including a $(2.3) million impact from foreign exchange; and
•
Third quarter recurring operating expenses were down 16% from proactive expense management the Company initiated earlier in the year.

Management Commentary

“In the third quarter we announced multiple new gaming and simulation products, advanced our key strategic priorities, and executed in-line with our expectations against very challenging market and operating conditions,” said Juergen Stark, CEO and Chairman, Turtle Beach Corporation. “Our disciplined approach to managing the ongoing supply chain challenges, retailer relationships, and ability to consistently deliver outstanding products continues to benefit the Company in this difficult market and set us up well for 2023.

“Our portfolio of industry-leading console headsets continued to expand, highlighted by our new Stealth wireless models for PlayStation, with five of our six models in the top ten of best-selling wireless headsets. We also announced new products across our ROCCAT PC portfolio and have seen a strong benefit from the in-line displays at Best Buy. Our flight simulation, console and mobile controller products lines all expanded in the quarter, and add to our successful, continued diversification of our business. We continue to expect roughly 30% of our revenues will be derived from products outside of our market-leading console headset products in Q4.

“We expect the confluence of factors, including consumer spending caution, channel inventory compression, abnormally high competitive discounting, and exorbitant freight rates, that have impacted our business and many others this year to subside during 2023. That, combined with strong new product launches and our proactive reductions in spend, should enable us to return to revenue growth and positive EBITDA in 2023 even if consumer demand remains subdued.”

Third Quarter 2022 Financial Results

Net revenue in the third quarter of 2022 was $51.3 million, compared to $85.3 million a year ago, reflecting lower demand as consumers cut back discretionary spend and continued reduction in retailer inventories above and beyond the sell-through decline. Additionally, the third quarter of 2021 was the second-highest third quarter in the Company’s history, driven by new product launches and a strong gaming market last year.

Gross margin in the third quarter of 2022 was 14.1% versus 34.3% in the year-ago quarter. The decrease was due to an incremental inventory provision of $5.3 million, the increased promotional retail environment, higher freight costs and lower operating leverage. Excluding the inventory provision, gross margin was 24.5% in the third quarter. Additionally, higher freight costs relative to pre-pandemic levels impacted gross margin by approximately 5% in the third quarter.

Operating expenses in the third quarter of 2022 were $21.0 million, a decrease of 25% year over year. Third quarter recurring operating expenses declined 16% year over year, a result of the proactive expense management programs that the Company initiated earlier in the year and alignment of expenses to lower market demand.

Net loss in the third quarter of 2022 was $(12.0) million, or $(0.73) per diluted share, compared to net income of $2.6 million, or $0.14 per diluted share, in the year-ago quarter. Excluding several adjustments to earnings in both periods (summarized below in Table 4), adjusted net loss (as defined below in “Non-GAAP Financial Measures”) in the third quarter of 2022 was $(7.7) million, or $(0.47) per diluted share, compared to adjusted net income of $4.8 million, or $0.26 per diluted share, in the year-ago quarter. The weighted average diluted share count for the third quarter of 2022 was 16.5 million compared to 18.3 million in the year-ago quarter.

Adjusted EBITDA loss (as defined below in “Non-GAAP Financial Measures”) in the third quarter of 2022 was $(6.9) million, compared to adjusted EBITDA of $6.7 million in the year-ago period, due to the factors stated above and including a $(2.3) million impact from foreign exchange.

Balance Sheet and Cash Flow Summary

At September 30, 2022, the Company had $10.5 million of cash and $44.6 million outstanding on its revolver. This compares to $28.1 million of cash and no outstanding debt at September 30, 2021. Inventories at September 30, 2022 were $118.4 million compared to $113.3 million at September 30, 2021, a reflection of lower than expected consumer demand and retail inventory levels and the Company’s goal of maintaining product availability amidst continuing global supply chain and logistical challenges. The Company recorded an incremental inventory provision of $5.3 million for potential excess component and product inventory relating to pandemic driven supply chain and logistics impacts. Inventory is expected to decline significantly by the end of the year as the Company’s inventory levels transition back to normalized levels.

The Company intends to file its financial results on its Form 10-Q pending completion of goodwill analysis that may impact goodwill valuation on the balance sheet and have a non-cash impact on GAAP Net Income and GAAP EPS accordingly.

Full Year 2022 Outlook

In light of the aforementioned market and operational conditions, the Company expects net revenues for fiscal year 2022 of approximately $250 million, adjusted EBITDA loss of approximately $15 million, and adjusted EPS loss of approximately $1.35 based on 17.0 million diluted shares.

With respect to the Company's adjusted EBITDA outlook for the full year 2022, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

Turtle Beach will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT with the Company’s Chairman and CEO, Juergen Stark, and CFO, John Hanson. A live webcast of the call will be available on the “Events & Presentations” page of the Company’s website at corp.turtlebeach.com. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at corp.turtlebeach.com.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, and adjusted net income that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Non-GAAP Earnings” is defined as net income excluding (i) integration and transaction costs related to acquisitions and (ii) certain non-recurring business costs. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted Net Income and Adjusted EBITDA included below for each of the three and nine months ended September 30, 2022 and 2021.

About Turtle Beach Corporation

Turtle Beach Corporation (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing high-quality, comfort-driven headsets for all gamers. Innovation, first-to-market features, a broad range of products, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. In 2021, Turtle Beach expanded the best-selling brand beyond headsets and successfully launched the first of its groundbreaking game controllers and gaming simulation accessories. Turtle Beach’s ROCCAT brand (www.roccat.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products, including award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s Neat Microphones brand (www.neatmic.com) creates high-quality USB and analog microphones for gamers, streamers, professionals, and students that embrace cutting-edge technology and design. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business, including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness and liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective

owners.

CONTACTS:

MacLean Marshall

Sr. Director, Public Relations &

Brand Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Investor Information:

Cody Slach or Alex Thompson

Gateway Investor Relations

949.574.3860

hear@gatewayir.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Net revenue	$51,304	$85,307	$139,266	$256,924
Cost of revenue	44,046	56,034	110,097	164,086
Gross profit	7,258	29,273	29,169	92,838
Operating expenses:
Selling and marketing	10,550	14,301	32,966	41,524
Research and development	4,400	4,520	14,788	12,929
General and administrative	6,006	8,962	24,773	24,172
Total operating expenses	20,956	27,783	72,527	78,625
Operating income (loss)	(13,698)	1,490	(43,358)	14,213
Interest expense	450	101	643	271
Other non-operating expense, net	2,255	585	4,083	1,099
Income (loss) before income tax	(16,403)	804	(48,084)	12,843
Income tax expense benefit	(4,392)	(1,819)	(11,771)	(339)
Net income (loss)	$(12,011)	$2,623	$(36,313)	$13,182

Net income (loss) per share
Basic	$(0.73)	$0.16	$(2.21)	$0.83
Diluted	$(0.73)	$0.14	$(2.21)	$0.72
Weighted average number of shares:
Basic	16,541	16,079	16,413	15,852
Diluted	16,541	18,335	16,413	18,248

Note: GAAP Net Income and GAAP EPS are preliminary and subject to change pending completion of goodwill valuation analysis.

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	September 30,	December 31,
	2022	2021
	(unaudited)
ASSETS	(in thousands, except par value and share amounts)
Current Assets:
Cash	$10,505	$37,720
Accounts receivable, net	30,139	35,953
Inventories	118,439	101,933
Prepaid expenses and other current assets	12,382	17,506
Total Current Assets	171,465	193,112
Property and equipment, net	5,435	6,955
Deferred income taxes	17,059	5,899
Goodwill	10,686	10,686
Intangible assets, net	4,793	5,788
Other assets	7,846	8,065
Total Assets	$217,284	$230,505
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$44,618	$—
Accounts payable	29,719	40,475
Other current liabilities	23,124	37,693
Total Current Liabilities	97,461	78,168
Income tax payable	3,526	3,774
Other liabilities	6,968	7,194
Total Liabilities	107,955	89,136
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 25,000,000 shares authorized; 16,556,798 and 16,168,147 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	17	16
Additional paid-in capital	204,681	198,278
Accumulated deficit	(93,365)	(57,052)
Accumulated other comprehensive income (loss)	(2,004)	127
Total Stockholders’ Equity	109,329	141,369
Total Liabilities and Stockholders’ Equity	$217,284	$230,505

Note: GAAP Net Income and GAAP EPS are preliminary and subject to change pending completion of goodwill valuation analysis.

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Nine Months Ended
	September 30, 2022	September 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES	$(69,522)	$(10,279)

CASH FLOWS FROM INVESTING ACTIVITIES	(1,895)	(7,045)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	91,945	120,858
Repayment of revolving credit facilities	(47,327)	(120,858)
Proceeds from exercise of stock options and warrants	626	4,408
Repurchase of common stock to satisfy employee tax withholding obligations	-	(463)
Repurchase of common stock	-	(4,882)
Net cash provided by (used for) financing activities	45,244	(937)
Effect of exchange rate changes on cash	(1,042)	(362)
Net decrease in cash	(27,215)	(18,623)
Cash - beginning of period	37,720	46,681
Cash - end of period	$10,505	$28,058

Note: GAAP Net Income and GAAP EPS are preliminary and subject to change pending completion of goodwill valuation analysis.

Turtle Beach Corporation

Reconciliation of GAAP and Non-GAAP Measures

(in thousands, except per-share data)

(unaudited)

Table 4.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income (Loss)
GAAP Net Income (Loss)	$(12,011)	$2,623	$(36,313)	$13,182

Adjustments, net of tax:
Non-recurring business costs	282	2,113	5,698	3,322
Inventory and component related reserves	4,003	—	4,003	—
Acquisition integration costs	—	29	—	215
Non-GAAP Earnings	$(7,726)	$4,765	$(26,612)	$16,719

Diluted Earnings Per Share
GAAP- Diluted	$(0.73)	$0.14	$(2.21)	$0.72

Non-recurring business costs	0.02	0.12	0.35	0.18
Inventory and component related reserves	0.24	—	0.24	—
Acquisition integration costs	—	0.00	-	0.01
Non-GAAP- Diluted	$(0.47)	$0.26	$(1.62)	$0.92

Note: GAAP Net Income and GAAP EPS are preliminary and subject to change pending completion of goodwill valuation analysis.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5.

	Three Months Ended
	September 30, 2022
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$51,304	$-	$-	$-	$-	$51,304
Cost of revenue	44,046	(586)	-	(146)	(5,300)	38,014
Gross Profit	7,258	586	-	146	5,300	13,290

Operating expenses	20,956	(489)	(308)	(2,062)	(114)	17,983

Operating income (loss)	(13,698)	1,075	308	2,208	5,414	(4,693)

Interest expense	450
Other non-operating expense, net	2,255					2,255

Income (loss) before income tax	(16,403)
Income tax benefit	(4,392)
Net loss	$(12,011)			Adjusted EBITDA		$(6,948)

	Nine Months Ended
	September 30, 2022
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$139,266	$-	$-	$-	$-	$139,266
Cost of revenue	110,097	(1,772)	-	(269)	(5,302)	102,754
Gross Profit	29,169	1,772	-	269	5,302	36,512

Operating expenses	72,527	(1,761)	(931)	(5,506)	(7,138)	57,191

Operating income (loss)	(43,358)	3,533	931	5,775	12,440	(20,679)

Interest expense	643
Other non-operating expense, net	4,083					4,083

Income (loss) before income tax	(48,084)
Income tax benefit	(11,771)
Net loss	$(36,313)			Adjusted EBITDA		$(24,762)

(1)
Other includes certain business acquisition costs and non-recurring business costs.

Note: GAAP Net Income and GAAP EPS are preliminary and subject to change pending completion of goodwill valuation analysis.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 5. (continued)

	Three Months Ended
	September 30, 2021
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$85,307	$-	$-	$-	$-	$85,307
Cost of revenue	56,034	(458)	-	105	-	55,681
Gross Profit	29,273	458	-	(105)	-	29,626

Operating expenses	27,783	(614)	(321)	(1,603)	(2,881)	22,364

Operating income	1,490	1,072	321	1,498	2,881	7,262

Interest expense	101
Other non-operating expense, net	585					585

Income before income tax	804
Income tax benefit	(1,819)
Net income	$2,623			Adjusted EBITDA		$6,677

	Nine Month Ended
	September 30, 2021
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$256,924	$-	$-	$-	$-	$256,924
Cost of revenue	164,086	(1,105)	-	(382)	-	162,599
Gross Profit	92,838	1,105	-	382	-	94,325

Operating expenses	78,625	(1,814)	(946)	(4,843)	(4,757)	66,265

Operating income	14,213	2,919	946	5,225	4,757	28,060

Interest expense	271
Other non-operating expense, net	1,099					1,099

Income before income tax	12,843
Income tax benefit	(339)
Net income	$13,182			Adjusted EBITDA		$26,961

(1) Other includes certain business acquisition costs and non-recurring business costs.

Note: GAAP Net Income and GAAP EPS are preliminary and subject to change pending completion of goodwill valuation analysis.